UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 18, 2016

LION BIOTECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada
(State of Incorporation)

000-53127	75-3254381
Commission File Number	(I.R.S. Employer Identification No.)

112 W. 34th Street, 17th Floor
New York, NY	10120
(Address of Principal Executive Offices)	(Zip Code)

(212) 946-4856
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01.      Entry into a Material Definitive Agreement.

In August 2011, Lion Biotechnologies, Inc. (“we” or the “Company”) entered into a Cooperative Research and Development Agreement (CRADA) with the National Cancer Institute (NCI), for research and development related to an adoptive cell therapy utilizing tumor-infiltrating lymphocytes (TIL) in the treatment of metastatic melanoma. On January 22, 2015, we amended the CRADA to include four additional indications (in addition to metastatic melanoma, the CRADA therefore also covered the development of TIL therapy for the treatment of patients with bladder, lung, breast, and HPV-associated cancers). The original CRADA had a five -year term expiring in August 2016.

On August 18, 2016, the NCI and the Company entered into Amendment # 2 to the CRADA. The principal changes effected by Amendment #2 included (i) extending the term of the CRADA by another five years to August 2021, and (ii) modifying the focus on the development of TIL as a stand-alone therapy or in combination with FDA-licensed products and commercially available reagents routinely used for adoptive cell therapy. The parties will continue the development of improved methods for the generation and selection of TIL with anti-tumor reactivity in metastatic melanoma, bladder, lung, breast, and HPV-associated cancers. Except for the changes contained in Amendment #2, all other terms of the original CRADA (as amended to include the four additional indications) remain in full force and effect.

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 22, 2016, Franco Valle assumed the position of interim principal accounting officer of the Company. Mr. Valle joined the Company as its Controller in July, 2016. Mr. Valle’s current annual salary is $230,000. In connection with his employment with the Company, Mr. Valle was granted stock options to purchase an aggregate of 85,000 shares of the Company’s common stock at an exercise price of $9.10.

Before he joined the Company, from May 2012 through April 2016 Mr. Valle worked at Pharmacyclics, Inc. in various positions, including most recently as the senior director of accounting. Prior thereto, Mr. Valle was the SEC reporting manager of Callidus Software, Inc. from October 2011 to May 2012. From July 2005 to October 2011, Mr. Valle worked at PricewaterhouseCoopers LLP in the life science, biotech and venture capital group. Mr. Valle is a certified public accountant and a graduate of San Jose State University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:August 24, 2016	LION BIOTECHNOLOGIES, INC.

	By:	/s/ MARIA FARDIS
Maria Fardis, Chief Executive Officer